Capricor, Inc.

Non-Qualified Stock Option Agreement

This Non-Qualified Stock Option Agreement (the “Agreement”) certifies that, pursuant to the Capricor, Inc. 2006 Stock Option Plan (the “Plan”), the Board has granted an option to purchase shares of Common Stock of Capricor, Inc. as stated below. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Plan.

Optionee:	______________ (“Participant”)

Option Shares:	[______________]

Per Share Exercise Price:	[______________]

Grant Date:	[______________]

Expiration Date:	[______________]

Summary Vesting Schedule:	[______________]

This Agreement is subject to the terms of the 2006 Stock Option Plan.

CAPRICOR, INC.

By:
Linda S. Marbán, Ph.D., President and CEO

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2006 Stock Option Plan and agrees to be bound by the terms of such Plan.

OPTIONEE:
[______________]

Terms and Conditions of Stock Option Agreement

1. Grant of Option. Capricor, Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee, as of the applicable Grant Date, an option, pursuant to the Plan, to purchase an aggregate number of shares (the “Option Shares”) of the Company’s common stock (the “Common Stock”), at the Per Share Exercise Price, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. Except where the context otherwise requires, the term “Company” shall include all future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Non-Qualified Stock Option. The option granted under this Agreement is a Non-Qualified Stock Option and is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

3. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, the option for the Option Shares may be exercised prior to the tenth anniversary of the Grant Date (hereinafter the “Option Expiration Date”) and shall vest (provided Optionee is then a Service Provider to the Company as defined in the Plan) in installments as set forth on the cover page. No fractional shares of Common Stock shall be issued upon conversion of this option, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional shares shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share. The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Option Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Option Expiration Date, except as otherwise provided in Section 3(e) below. At the sole election of the Board of Directors (in its sole discretion), the vesting of the Option Shares may be accelerated upon mergers, sales of substantially all assets, and other significant events.

(b) Exercise. Subject to the conditions set forth in this Agreement and the Plan, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full accordance with Section 4 hereof. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. The Optionee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(c) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3 and Section 11(d) of the Plan, this option may not be exercised unless the Optionee, at the time he or she exercises this option, is, and has been at all times since the date of grant of this option, a Service Provider to the Company (an “Eligible Optionee”).

(d) Termination of Relationship with the Company. If the Optionee ceases to be an Eligible Optionee for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate three (3) months after such cessation (but in no event after the Expiration Date applicable to such option), provided that this option:  shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Optionee, prior to the Option Expiration Date, materially violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Optionee and the Company, the right to exercise the options granted under this Agreement shall terminate immediately upon such violation.

(e) Exercise Period Upon Death or Disability. If the Optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Option Expiration Date while he or she is an Eligible Optionee, or if the Optionee dies within three (3) months after the Optionee ceases to be an Eligible Optionee (other than as the result of a termination of such relationship by the Company for “cause” as specified in paragraph (f) below), this option shall be exercisable, within the period of one (1) year following the date of death, and within the period of one (1) year following the disability, of the Optionee (whether or not such exercise occurs before the applicable Expiration Date), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Optionee”, as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

(f) Discharge for Cause. If the Optionee’s relationship with the Company, prior to the Option Expiration Date, is terminated by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon such termination. “Cause” shall mean willful misconduct by the Optionee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, confidentiality, non-competition or other similar agreement between the Optionee and the Company), as determined by the Board of Directors of the Company, which determination shall be conclusive. The Optionee’s relationship with the Company shall be considered to have been terminated “for cause” if the Company determines, within thirty (30) days after such termination, that the termination for cause was warranted.

4. Purchase Price.

(a) General. Subject to Section 2.2 of the Plan, the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b) of the Plan.

(b) Method of Payment. Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company already owned by the Optionee having a Fair Market Value equal in amount to the exercise price of the options being exercised, (iii) written direction from the Optionee to exercise the options on a net basis (“cashless exercise”) whereupon the number of shares of Common Stock issued upon such exercise shall be reduced by that number of shares which have an aggregate Fair Market Value equal to the requisite aggregate Exercise Price, (iv) a promissory note of the Optionee payable on such terms (as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations, or (v) any combination of the aforementioned methods or by any other means deemed acceptable by the Board of Directors. For purposes hereof, the term “Fair Market Value” shall mean (1) if the Common Stock is then traded on any national securities exchange or the Nasdaq National market, the average closing price for the Company's Common Stock for the last ten (10) trading days prior to the Exercise Date, or (2) if not so traded, the good faith determination of the Board of Directors of the Company.

5. Delivery of Shares; Compliance with Securities Law, Etc.

(a) General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

(b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon or with any securities exchange or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors (or an opinion of counsel has been obtained that such registration, qualification, consent, or approval is not necessary). Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred by will or the laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Special Engagement or Similar Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the relationship of the Optionee with the Company for the period within which this option may be exercised.

8. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) unless and until a certificate representing such shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

9. Withholding Taxes. The Company’s obligation to deliver shares upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and tax withholding requirements.

10. Investment Representations, Legends, and Agreements.

(a) Representations. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock. The Optionee represents warrants and covenants that:

(i) Any shares purchased upon exercise of this option shall be acquired for the Optionee’s account for investment only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(ii) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Company.

(iii) The Optionee is able to bear the economic risk of holding such shares acquired pursuant to the exercise of this option for an indefinite period.

(iv) The Optionee understands that (A) the shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act will not be available for at least two (2) years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under the Securities Act.

(v) The Optionee covenants and agrees that, if the Company offers any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Optionee will not, without the prior written consent of the Company, offer, sell, contract to sell or otherwise dispose of, directly or indirectly (a “Disposition”), any shares purchased upon exercise of this option for a period of one hundred-eighty (180) days after the effective date of such registration statement.

By making payment upon exercise of this option, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations, covenant, and agreement made in this Section 10.

(b) Legends on Stock Certificate. All stock certificates representing shares of Common Stock issued to the Optionee upon exercise of this option shall have affixed thereto legends substantially in the following form, in addition to any other legends required by the Company or applicable state law:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

“The shares of stock represented by this certificate are subject to certain restrictions on transfer contained in an Option Agreement, a copy of which will be furnished upon request by the issuer.”

(c) Joinder in Existing Shareholder Agreements. As a condition to the issuance of any stock upon exercise, the Optionee shall enter into a supplement to any then existing Company shareholder agreements that the Company may then require.

11. Miscellaneous.

(a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b) All notices under this option shall be mailed or delivered by hand to (i) the Company at the address set forth below, (ii) the Optionee at the address set forth on the first page of this option, or (iii) at such other address as may be designated in writing by either of the parties to one another.

If to the Company:	Capricor, Inc.
8840 Wilshire Blvd., 2nd Floor
Beverly Hills, CA 90211
Attn: President and CEO

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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